November 2024
Pricing Supplement
Dated November 25, 2024
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement STOCK-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01

BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$12,000,000 Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and do not guarantee the return of any principal at maturity. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price or final share price, as applicable, of the underlying stock is at or above 90% of the initial share price, which we refer to as the coupon barrier price, on the related observation date. If, however, the determination closing price or final share price, as applicable, of the underlying stock is less than the coupon barrier price on any observation date, we will pay no contingent quarterly coupon on the related coupon payment date. The securities will be automatically redeemed if the determination closing price of the underlying stock is greater than or equal to the initial share price on any redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of the underlying stock is greater than or equal to 90% of the initial share price, meaning that the underlying stock has not declined by an amount greater than the buffer amount of 10%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. However, if the final share price of the underlying stock is less than 90% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 10%, investors will lose approximately 1.1111% for every 1% decline in the final share price of the underlying stock from the initial share price beyond the buffer amount of 10%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn contingent quarterly coupons at a potentially above-market rate in exchange for the risk of receiving no contingent quarterly coupons over the entire 1-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Investors will not participate in any appreciation of the underlying stock.  The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.
All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying stock.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying stock:	Pfizer Inc. common stock (New York Stock Exchange (“NYSE”) symbol: “PFE”)
Aggregate principal amount:	$12,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Strike date:	November 22, 2024
Pricing date:	November 25, 2024
Original issue date:	November 29, 2024 (3 business days after the pricing date)
Maturity date:	December 1, 2025
Early redemption:
If, on any redemption determination date, beginning on February 25, 2025, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.  No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption date if the determination closing price of the underlying stock is below the initial share price on the related redemption determination date.

Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

Determination closing price:
The closing price of the underlying stock on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:
Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:
Quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, the early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent quarterly coupon:
We will pay a contingent quarterly coupon of $46.275 per security (equal to a rate of 4.6275% per quarter or 18.51% per annum) on each coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying stock is at or above the coupon barrier price on the related observation date.
●
If the contingent quarterly coupon is not paid on any contingent quarterly coupon payment date (because the determination closing price of the underlying stock on the related observation date is less than the coupon barrier price), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying stock on such later observation date is greater than or equal to the coupon barrier price; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional amounts shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original quarterly period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the determination closing price or final share price, as applicable, of the underlying stock is less than the coupon barrier price on each subsequent observation date.
●
If, on any observation date, the determination closing price or final share price, as applicable, of the underlying stock is less than the coupon barrier price, no contingent quarterly coupon will be paid with respect to that observation date.   It is possible that the underlying stock will remain below the coupon barrier price for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent quarterly coupons.

Coupon barrier price:	$23.09, which is equal to 90% of the initial share price (rounded to two decimal places)
Buffer amount:	10%
Payment at maturity:
If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:
●
If the final share price of the underlying stock is greater than or equal to 90% of the initial share price, meaning that the underlying stock has not decreased by an amount greater than the buffer amount of 10% from the initial share price: the stated principal amount and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons with respect to the prior observation dates
●
If the final share price of the underlying stock is less than 90% of the initial share price, meaning that the underlying stock has decreased by an amount greater than the buffer amount of 10% from the initial share price:
$1,000 + [$1,000 × (share percent change + 10%) × downside factor]
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
$1,001.80 per $1,000 in principal amount of securities, which is more than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$0.50(1)
		$0.50(2)	$999.00
Total	$12,000,000.00	$12,000.00	$11,988,000.00
(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $0.50 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.
(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.50 for each security.
There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 8 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022  and  Product Supplement STOCK -1 dated December 30, 2022

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

Terms continued from previous page:
Initial share price:	$25.65, which is equal to the closing price of the underlying stock on the strike date. The closing price on the strike date was lower than the closing price on the pricing date.
Coupon payment dates:
Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:
Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to November 25, 2025, which is the third scheduled business day preceding the scheduled maturity date, as the final observation date

Final share price:	The closing price of the underlying stock on the final observation date times the adjustment factor on such date
Downside factor:	The initial share price divided by the coupon barrier price, which is approximately 1.1111
Adjustment factor:
1.0, subject to adjustment in the event of certain events affecting such underlying stock as described in “Description of the Notes—Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement.

Share percent change:	(final share price – initial share price) / initial share price
CUSIP / ISIN:	09711FTT4 / US09711FTT48
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
February 25, 2025	February 28, 2025
May 27, 2025	May 30, 2025
August 25, 2025	August 28, 2025
November 25, 2025* (final observation date)	December 1, 2025** (maturity date)
*Denotes that such date is not a “Redemption Determination Date”
** Denotes that such date is not an “Early Redemption Date”
November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Investment Summary
Contingent Income Buffered Auto-Callable Securities
Principal at Risk Securities
Contingent Income Buffered Auto-Callable Securities due December 1, 2025 Based on the Performance of the Common Stock of Pfizer Inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price or final share price, as applicable, of the shares of Common Stock of Pfizer Inc., which we refer to as the underlying stock, is at or above 90% of the initial share price, which we refer to as the coupon barrier price, on the related observation date. If, however, the determination closing price or final share price, as applicable, of the underlying stock is less than the coupon barrier price on any observation date, we will pay no contingent quarterly coupon on the related coupon payment date. The securities will be automatically redeemed if the determination closing price of the underlying stock is greater than or equal to the initial share price on any redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of the underlying stock is greater than or equal to 90% of the initial share price, meaning that the underlying stock has not declined by an amount greater than the buffer amount of 10%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. However, if the final share price of the underlying stock is less than 90% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 10%, investors will lose approximately 1.1111% for every 1% decline in the final share price of the underlying stock from the initial share price beyond the buffer amount of 10%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1-year term of the securities. Investors will not participate in any appreciation in the price of the underlying stock.
Maturity:	Approximately 1 year
Contingent quarterly coupon:
We will pay a contingent quarterly coupon of $46.275 per security (equal to a rate of 4.6275% per quarter or 18.51% per annum) on each coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying stock is at or above the coupon barrier price on the related observation date.
If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of the underlying stock on the related observation date is less than the coupon barrier price), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying stock on such later observation date is greater than or equal to the coupon barrier price; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional amounts shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original quarterly period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the determination closing price or final share price, as applicable, of the underlying stock is less than the coupon barrier price on each subsequent observation date.
If, on any observation date, the determination closing price or final share price, as applicable, of the underlying stock is less than the coupon barrier price, no contingent quarterly coupon will be paid on the related coupon payment date.   It is possible that the underlying stock will remain below the coupon barrier price for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent quarterly coupons.

Automatic early redemption:
If the determination closing price of the underlying stock is greater than or equal to the initial share price on any redemption determination date, beginning on February 25, 2025, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.  No further payments will be made on the securities once they have been redeemed.

Payment at maturity:
If the securities have not previously been redeemed and the final share price of the underlying stock is greater than or equal to 90% of the initial share price, meaning that the underlying stock has not declined by an amount greater than the buffer amount of 10%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates.
If the final share price of the underlying stock is less than 90% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 10%, investors will lose approximately 1.1111% for every 1% decline in the final share price of the underlying stock from the initial share price beyond the buffer amount of 10%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying stock. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent's commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 8), affects the economic terms of the securities to you and the initial estimated value of the securities.
The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 8 and “Structuring the securities” on page 18.
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Key Investment Rationale
The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price or final share price, as applicable, of the underlying stock is at or above the coupon barrier price on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 1-year term of the securities in exchange for an opportunity to earn contingent quarterly coupons at a potentially above-market rate if the underlying stock closes at or above the coupon barrier price on each observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the periods during the 1-year term of the securities, and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity
Prior to early redemption, investors receive the contingent quarterly coupon for the periods for which the determination closing price of the underlying stock is at or above the coupon barrier price on the related observation date, but not for the periods for which the determination closing price of the underlying stock is below the coupon barrier price on the related observation date.
When the underlying stock closes at or above the initial share price on a redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity
This scenario assumes that the underlying stock closes at or above the coupon barrier price on some observation dates, but the underlying stock closes below the coupon barrier price on the others, and the underlying stock closes below the initial share price on every redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) for the periods for which the determination closing price of the underlying stock is at or above the coupon barrier price on the related observation date, but not for the periods for which the determination closing price of the underlying stock is below the coupon barrier price on the related observation date. On the final observation date, the underlying stock closes at or above 90% of the initial share price, meaning that the underlying stock has not declined by an amount greater than the buffer amount of 10%. At maturity, investors will receive the stated principal amount and the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity
This scenario assumes that the underlying stock closes at or above the coupon barrier price on some observation dates, but the underlying stock closes below the coupon barrier price on the others, and the underlying stock closes below the initial share price on every redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) for the periods for which the determination closing price of the underlying stock is greater than or equal to the coupon barrier price on the related observation date, but not for the periods for which the determination closing price of the underlying stock is below the coupon barrier price on the related observation date. On the final observation date, the underlying stock closes below 90% of the initial share price, meaning that the underlying stock has declined by an amount greater than the buffer amount of 10%. At maturity, investors will lose approximately 1.1111% for every 1% decline in the final share price of the underlying stock from the initial share price beyond the buffer amount of 10%. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. No contingent quarterly coupon will be paid at maturity in this scenario and investors will not receive payment for any previously unpaid contingent quarterly coupons.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Hypothetical Examples
The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price or final share price, as applicable, of the underlying stock on each observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of the underlying stock on the final observation date. The actual initial share price and coupon barrier price are set forth on the cover of this document. All payments on the securities, if any, are subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.  The below examples are based on the following terms:

Contingent quarterly coupon:
$46.275 per security (equal to a rate of 4.6275% per quarter or 18.51% per annum).
With respect to each coupon payment date, a contingent quarterly coupon plus any previously unpaid contingent quarterly coupons with respect to any prior observation dates is paid but only if the determination closing price or final share price, as applicable, of the underlying stock is at or above the coupon barrier price on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):
If the final share price of the underlying stock is greater than or equal to 90% of the initial share price: the stated principal amount and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If the final share price of the underlying stock is less than 90% of the initial share price:
$1,000 + [$1,000 × (share percent change + 10%) × downside factor]

Stated Principal Amount:	$1,000
Hypothetical Downside Factor:	1.1111
Hypothetical Initial Share Price:	$20.00
Hypothetical Coupon Barrier Price:	$18.00, which is 90% of the hypothetical initial share price
Buffer Amount:	10%
How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price	Contingent Coupon
Observation Date 1	$19.00 (at or above the coupon barrier price)	$46.275
Observation Date 2	$15.00 (below the coupon barrier price)	$0
Observation Date 3	$19.50 (at or above the coupon barrier price)	$46.275 + $46.275 = $92.550
On hypothetical observation date 1, the underlying stock closes at or above the coupon barrier price. Therefore, a contingent quarterly coupon of $46.275 is paid on the relevant coupon payment date.
On hypothetical observation date 2, the underlying stock closes below the coupon barrier price and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.
On hypothetical observation date 3, the underlying stock closes at or above the coupon barrier price. Therefore, investors receive the hypothetical contingent quarterly coupon with respect to the third observation date as well as the previously unpaid contingent quarterly coupon with respect to the second observation date.
You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of the underlying stock is below the coupon barrier price on the related observation date.
November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
How to calculate the payment at maturity:
In the following examples, the underlying stock closes below the initial share price on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Final Share Price	Payment at Maturity
$20.00 (at or above 90% of initial share price)	The stated principal amount and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates
$10.00 (below 90% of initial share price)	$1,000 + [$1,000 × (share percent change + 10%) × downside factor] = $1,000 + [$1,000 × (-50% + 10%) × 1.1111] = $1,000 + ($1,000 × -40% × 1.1111) = $555.56

In example 1, the final share price of the underlying stock is at or above 90% of the initial share price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates. However, investors do not participate in any appreciation of the underlying stock.
In example 2, the final share price of the underlying stock is below 90% of the initial share price. Therefore, investors are exposed to the downside performance of the underlying stock and investors lose 1.1111% of principal for every 1% decline in the final share price of the underlying stock from the initial share price beyond the buffer amount of 10%. The payment at maturity in this example is equal to $555.56 per security. Investors do not receive the contingent quarterly coupon for the final observation date.
If the final share price of the underlying stock is below 90% of the initial share price, you will be exposed to the downside performance of the underlying stock at maturity, and your payment at maturity will be less than the stated principal amount per security and could be zero.
November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Risk Factors
Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
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Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not automatically redeemed prior to maturity and the final share price of the underlying stock is less than 90% of the initial share price, at maturity, your investment will be exposed on a leveraged basis to any decrease in the price of the underlying stock beyond the buffer amount of 10% and you will lose approximately 1.1111% of the principal amount for each 1% decline in the final share price of the underlying stock from the initial share price beyond the buffer amount of 10%. In that case, you will lose a significant portion or all of your investment in the securities.

●
Your return on the securities is limited to the return represented by the contingent quarterly coupons, if any, over the term of the securities. Your return on the securities is limited to the contingent quarterly coupons paid over the term of the securities, regardless of the extent to which the determination closing price or the final share price of the underlying stock exceeds the coupon barrier price or initial share price, as applicable. Similarly, the amount payable at maturity or upon an early redemption will never exceed the sum of the principal amount and the applicable contingent quarterly coupon, regardless of the extent to which the determination closing price or the final share price of the underlying stock exceeds the initial share price. In contrast, a direct investment in the underlying stock would allow you to receive the benefit of any appreciation in its price. Any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on them.

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The securities are subject to a potential automatic early redemption, which would limit your ability to receive the contingent quarterly coupons over the full term of the securities. The securities are subject to a potential automatic early redemption. Beginning in February 2025, the securities will be automatically redeemed if, on any redemption determination date, the determination closing price of the underlying stock is greater than or equal to the initial share price. If the securities are automatically redeemed prior to the maturity date, you will be entitled to receive the early redemption payment on the related early redemption date and no further amounts will be payable following the automatic early redemption. In this case, you will lose the opportunity to continue to receive contingent quarterly coupons after the date of the automatic early redemption. If the securities are called prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities.

●
You may not receive any contingent quarterly coupons. The securities do not provide for any regular fixed coupon payments. Investors in the securities will not necessarily receive any contingent quarterly coupons on the securities. If the determination closing price of the underlying stock is less than its coupon barrier price on an observation date, you will not receive the contingent quarterly coupon applicable to that observation date (unless on a later observation date a contingent quarterly coupon is payable). If the determination closing price or final share price, as applicable, of the underlying stock is less than the coupon barrier price on all the observation dates during the term of the securities, you will not receive any contingent quarterly coupons during the term of the securities, and will not receive a positive return on the securities.

●
Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the securities, the contingent quarterly coupon (if any) may be less than the yield on a conventional debt security of comparable maturity.

●
The contingent quarterly coupon, early redemption payment or payment at maturity, as applicable, will not reflect changes in the price of the underlying stock other than on the observation dates or redemption determination dates. The price of the underlying stock during the term of the securities other than on the observation dates or redemption determination dates will not affect payments on the securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying stock while holding the securities, as the performance of the underlying stock may influence the market value of the securities. The calculation agent will determine whether each contingent quarterly coupon is payable and will calculate the early redemption payment or the payment at maturity, as applicable, by comparing only the initial share price or the coupon barrier price, as applicable, to the determination closing price or the final share price of the underlying stock. No other prices of the underlying stock will be taken into account. As a result, if the securities are not automatically redeemed prior to maturity and the final share price of the underlying stock is less than the coupon barrier price, you will receive less than the principal amount at maturity even if the price of the underlying stock was always above its coupon barrier price prior to the final observation date.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
●
Any payments on the securities are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the Guarantor. The securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the early redemption payment or the payment at maturity, as applicable, will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the securities on the applicable coupon payment date or the maturity date, regardless of the final share price of the underlying stock as compared to its initial share price. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of the securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the securities. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. if we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities. However, because your return on the securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the price of the underlying stock, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the securities.

●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks
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The public offering price you are paying for the securities is less than their initial estimated value. The initial estimated values of the securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the price of the underlying stock, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the agent's commission and fees, if any, and the hedging related charges, all as further described in “Structuring the Securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying stock, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, may buy or sell shares of the underlying stock, or futures or options contracts or exchange traded instruments on the underlying stock, or other instruments whose value is derived from the underlying stock. We, the Guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the Guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the price of the underlying stock in a manner that could be adverse to your investment in the securities. On or before the strike date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may have affected the price of the underlying stock. Consequently, the price

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

of the underlying stock may change subsequent to the strike date, which may adversely affect the market value of the securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have affected the price of the underlying stock on the strike date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may affect the amounts to be paid on the securities. We, the Guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities and may hold or resell the securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the price of the underlying stock, the market value of your securities prior to maturity or the amounts payable on the securities.

●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Stock-related Risks
●
The Underlying Company will have no obligations relating to the securities. Pfizer Inc. (the “Underlying Company”) will not have any financial or legal obligation with respect to the securities or the amounts to be paid to you, including any obligation to take our interest or the interests of the securityholders into consideration for any reason, including when taking any corporate actions that might adversely affect the price of the underlying stock or the value of the securities. The Underlying Company will not receive any of the proceeds from any offering of the securities, and will not be responsible for, or participate in, the offering of the securities.  The Underlying Company will not be responsible for, or participate in, the determination or calculation of any payment(s) on the securities. None of us, the Guarantor, BofAS or our other affiliates has made any due diligence inquiry with respect to the underlying stock or Underlying Company in connection with the offering of the securities.

●
The business activities of us, the Guarantor and any of our other affiliates, including BofAS, relating to the Underlying Company may create conflicts of interest with you. We, the Guarantor and/or our other affiliates, including BofAS, at the time of any offering of the securities or in the future, may engage in business with the Underlying Company, including making loans to, equity investments in, or providing investment banking, asset management, or other services to that Underlying Company, its affiliates, and its competitors.

●
The terms of the securities will not be adjusted for all corporate events that could affect the Underlying Company. The adjustment factor of the underlying stock, the determination of the payments on the securities, and other terms of the securities may be adjusted for the specified corporate events affecting the underlying stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement. However, these adjustments do not cover all corporate events that could affect the market price of the underlying stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the adjustment factor or the amounts that may be paid on the securities at maturity may adversely affect the price of the underlying stock, and, as a result, the market value of the securities.

Tax-related Risks
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The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as contingent income-bearing single financial contracts, as described below under “Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income, gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Pfizer Inc.
We have derived the following information on the underlying stock and the Underlying Company from publicly available documents. Because the underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underlying Company is required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Company can be located through the SEC’s web site at sec.gov by reference to the CIK number set forth below.
This document relates only to the offering of the securities and does not relate to any offering of underlying stock or any other securities of the Underlying Company. None of us, the guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Company in connection with the offering of the securities. None of us, the guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Company and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading price of the underlying stock, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Underlying Company could affect the price of the underlying stock and therefore could affect your return on the securities. The selection of the underlying stock is not a recommendation to buy or sell the underlying stock.
Pfizer Inc. operates as a pharmaceutical company. The Underlying Company offers medicines, vaccines, medical devices, and consumer healthcare products for oncology, inflammation, cardiovascular, and other therapeutic areas. The Underlying Company serves customers worldwide. The underlying stock trades on the NYSE under the symbol "PFE." The Underlying Company's CIK number is 0000078003.
Information as of market close on November 22, 2024 (the strike date):

Bloomberg Ticker Symbol:	PFE
Exchange:	NYSE
Current Share Price:	$25.65
52 Weeks Ago:	$30.32
52 Week High (on 7/30/2024):	$31.39
52 Week Low (on 11/15/2024):	$24.80
The following table sets forth the published high and low closing prices of, as well as end-of-quarter closing prices of, the underlying stock for each quarter from January 2, 2019 through the strike date. The closing price of the underlying stock on the strike date was $25.65. The associated graph shows the closing prices of the underlying stock for each day from January 2, 2019 through the strike date. We obtained the information in the table and graph below from Bloomberg L.P., without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the redemption determination dates or the observation dates.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

Common Stock of Pfizer Inc. (CUSIP 717081103)	High	Low	Period End
2019
First Quarter	$41.17	$37.47	$40.25
Second Quarter	$41.48	$36.95	$41.07
Third Quarter	$42.09	$32.46	$34.06
Fourth Quarter	$37.33	$32.89	$37.14
2020
First Quarter	$38.59	$27.01	$30.94
Second Quarter	$36.51	$30.10	$31.00
Third Quarter	$37.22	$31.72	$34.79
Fourth Quarter	$42.56	$33.44	$36.81
2021
First Quarter	$37.77	$33.49	$36.23
Second Quarter	$40.68	$35.91	$39.16
Third Quarter	$50.42	$39.25	$43.01
Fourth Quarter	$61.25	$41.32	$59.05
2022
First Quarter	$56.69	$45.75	$51.77
Second Quarter	$55.17	$46.53	$52.43
Third Quarter	$53.42	$43.76	$43.76
Fourth Quarter	$54.48	$41.75	$51.24
2023
First Quarter	$51.26	$39.39	$40.80
Second Quarter	$41.79	$36.12	$36.68
Third Quarter	$37.51	$32.09	$33.17
Fourth Quarter	$33.94	$26.13	$28.79
2024
First Quarter	$29.73	$25.89	$27.75
Second Quarter	$29.60	$25.26	$27.98
Third Quarter	$31.39	$27.70	$28.94
Fourth Quarter (through November 22, 2024)	$30.19	$24.80	$25.65
November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

Common Stock of Pfizer Inc. – Daily Closing Prices January 2, 2019 to November 22, 2024
*The solid line in the graph indicates the coupon barrier price, which is 90% of the initial share price.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Additional Terms of the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final observation date were the third trading day prior to the date of acceleration. We will also determine whether the final contingent quarterly coupon is payable based upon the closing price of the underlying stock on the deemed final observation date; any such final contingent quarterly coupon will be prorated by the calculation agent to reflect the length of the final contingent quarterly coupon period. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Additional Information About the Securities
Additional Information:
Tax considerations:
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.
This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
General
Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as contingent income-bearing single financial contracts with respect to the underlying stock and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as contingent income-bearing single financial contracts with respect to the underlying stock.  This discussion assumes that the securities constitute contingent income-bearing single financial contracts with respect to the underlying stock for U.S. federal income tax purposes.  If the securities did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.
This characterization of the securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.
Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.
We will not attempt to ascertain whether the issuer of the underlying stock would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of the underlying stock were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the securities. You should refer to information filed with the SEC by the issuer of the underlying stock and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of the underlying stock is or becomes a PFIC or is or becomes a United States real property holding corporation.
U.S. Holders

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

Although the U.S. federal income tax treatment of any contingent quarterly coupon on the securities is uncertain, we intend to take the position, and the following discussion assumes, that any contingent quarterly coupon constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any contingent quarterly coupon as described in the preceding sentence.
Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any contingent quarterly coupon, which would be taxed as described above) and the U.S. Holder’s tax basis in the securities. A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.
Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities. In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
In addition, it is possible that the securities could be treated as a unit consisting of a deposit and a put option written by the security holder, in which case the timing and character of income on the securities would be affected significantly.
The IRS released Notice 2008-2 (the “Notice”) which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.
The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.
In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.
Non-U.S. Holders
Because the U.S. federal income tax treatment of the securities (including any contingent quarterly coupon) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any contingent quarterly coupon made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty,

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities (not including, for the avoidance of doubt, amounts representing any contingent quarterly coupon which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.
If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any contingent quarterly coupon and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such contingent quarterly coupon and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying stock or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying stock or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.
U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities
Structuring the securities:
The securities are our debt securities, the return on which is linked to the performance of the underlying stock. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, typically results in the initial estimated value of the securities on the pricing date being less than their price to public.
The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.
In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying stock, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Risk Factors” beginning on page 8 above and “Supplemental Use of Proceeds” on page PS-18 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:
BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We will deliver the securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated agent's commission and fees, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.
BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.
At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying stock and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.
Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.
Sales Outside of the United States
The securities have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:
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Australia
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Barbados
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Belgium
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Crimea
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Cuba
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Curacao Sint Maarten
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Gibraltar
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Indonesia
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Iran
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Italy
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Kazakhstan
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Malaysia
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New Zealand
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North Korea
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Norway
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Russia
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Syria
You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-56 of the accompanying prospectus supplement.

European Economic Area and United Kingdom
None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying

November 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due December 1, 2025
All Payments on the Securities Based on the Performance of the Common Stock of Pfizer Inc.
Principal at Risk Securities

prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:
This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.
The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:
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Product Supplement STOCK-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315468/d427660d424b2.htm
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Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
Please note that, for purposes of this pricing supplement, references in the accompanying product supplement STOCK-1 to “Observation Date”, “Closing Market Price” and “Price Multiplier” shall be deemed to refer to “redemption determination date”, “closing price” and “adjustment factor” respectively.

Validity of the securities:
In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the securities (the “Master Note”) identifying the securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the securities and the related guarantee, such securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the securities and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing  the securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.

November 2024